UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2008

SOUND WORLDWIDE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52116	20-5153419
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Superluck Industrial Centre Flat K, 13/F (Phase 2) 57 Sha Tsui Road, Tsuen Wan, N.T. Hong Kong, China		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (852) 2414-1831

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ivy Sui Kuen Lam

On May 19, 2008, Ivy Sui Kuen Lam resigned from her position as the President, Chief Operating Officer and Director of Sound Worldwide Holdings, Inc., a Delaware corporation, or Sound Worldwide or the Company, effective as of such date, pursuant to a letter addressed to the Company’s Board of Directors.. A copy of such letter is filed as Exhibit 10.1 to this Form 8-K.

The Company furnished a copy of this Form 8-K to Ms. Lam as required by Item 5.02 of Form 8-K and has given Ms. Lam the opportunity to furnish the Company with a letter addressed to the Company stating whether she agrees with the statement made by the Company in response to this Item 5.02 and if not, stating the respects in which she does not agree. The Company has not received such letter from Ms. Lam.

At the present time, no Ms. Lam’s successor has not been appointed.

Item 9.01  Financial Statements and Exhibits

Exhibit No.:	Description:
10.1	Letter of Resignation, dated May 19, 2008, from Ivy S.K. Lam to the Board of Directors of Sound Worldwide Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 20, 2008	SOUND WORLDWIDE HOLDINGS, INC.

	By:	/s/ ROGER K. W. FAN
Roger K. W. Fan
Chief Executive Officer